Exhibit 21.1
Subsidiaries of Schneider National, Inc.
1. 4488 International Holding Company Limited, a West Indies limited company (Barbados)
2.deBoer Transportation, Inc., a Wisconsin corporation
3.deBoer, Inc., a Wisconsin corporation
4.Dee Alabama Properties, LLC, an Alabama limited liability company
5.Dee Equipment Leasing, LLC, an Ohio limited liability company
6.Dee Holdings, Inc., an Ohio corporation
7.Dee Investment Properties, LLC, an Indiana limited liability company
8.Dee Kentucky Properties, LLC, a Kentucky limited liability company
9.Dee Logistics, LLC, an Ohio limited liability company
10.Dee Ohio Properties, LLC, an Ohio limited liability company
11.Dee Tennessee Properties, LLC, a Tennessee limited liability company
12.Fleet Operator Master, Inc., a Wisconsin corporation
13.INS Insurance, Inc., a Vermont corporation
14.Lodeso Inc., a Michigan corporation
15.M & M Transport Service, LLC, a Delaware limited liability company
16.Midwest Logistics South, LLC, an Ohio limited liability company
17.Midwest Logistic Systems, Ltd., an Ohio limited company
18.Midwest Truck and Trailer Maintenance, LLC, an Ohio limited liability company
19.MTTM Leasing, LLC, an Ohio limited liability company
20.Packerland Tech Ventures II LLC, a Delaware limited liability company
21.Packerland Tech Ventures LLC, a Delaware limited liability company
22.SCDM Ventures, LLC, a Delaware limited liability company
23.Schneider Dedicated Leasing, Inc., a Delaware corporation
24.Schneider Dedicated Realty, Inc., a Delaware corporation
25.Schneider Dedicated Services, Inc., a Delaware corporation
26.Schneider Enterprise Resources, LLC, a Wisconsin limited liability company
27.Schneider Finance, Inc., a Wisconsin corporation
28.Schneider IEP, Inc., a Wisconsin corporation
29.Schneider International Operations, LLC, a Wisconsin limited liability company

Exhibit 21.1
30.Schneider Leasing de Mexico S. de R.L de C.V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable
31.Schneider Logistics Canada, Ltd., a Canadian corporation (Ontario)
32.Schneider Logistics Transloading and Distribution, Inc., a Wisconsin corporation
33.Schneider Logistics Transportation, Inc., a Delaware corporation
34.Schneider Logistics, Inc., a Wisconsin corporation
35.Schneider National Bulk Carriers, Inc., a Delaware corporation
36.Schneider National Carriers, Inc., a Nevada corporation
37.Schneider National Carriers, Ltd., a Canadian corporation (Ontario)
38.Schneider National de Mexico, S.A. de C.V., a Mexican Sociedad Anónima de Capital Variable
39.Schneider National Foundation, Inc., a Wisconsin corporation
40.Schneider National Leasing, Inc., a Nevada corporation
41.Schneider National, Inc, a Wisconsin corporation
42.Schneider Receivables Corporation, a Delaware corporation
43.Schneider Resources, Inc., a Wisconsin corporation
44.Schneider TECH Ventures LLC, a Wisconsin limited liability company
45.Schneider Transport, Inc., a Wisconsin corporation
46.Scope 23 LLC, a Delaware limited liability company
47.Turnkey Ventures LLC, a Delaware limited liability company
48.Watkins and Shepard Leasing LLC, a Montana limited liability company
49.Watkins and Shepard Trucking, Inc., a Montana corporation